UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 21, 2011
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas (Address of principal executive offices)	72032 (Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Shareholders of Home BancShares, Inc. was held on April 21, 2011. The following items of business were presented to the shareholders:
     (1) The eleven directors were elected as proposed in the Proxy Statement dated March 14, 2011, under the caption “Election of Directors” with votes cast as follows:

		Total Vote	Total Broker
	Total Vote For	Withheld For	Non-Vote For
	Each Director	Each Director	Each Director
John W. Allison	20,741,625	211,975	4,906,518
C. Randall Sims	20,837,240	116,360	4,906,518
Randy E. Mayor	20,319,884	633,716	4,906,518
Robert H. Adcock, Jr.	14,197,547	6,756,053	4,906,518
Richard H. Ashley	19,248,498	1,705,102	4,906,518
Dale A. Bruns	20,873,125	80,475	4,906,518
Richard A. Buckheim	20,899,373	54,227	4,906,518
Jack E. Engelkes	20,899,006	54,594	4,906,518
James G. Hinkle	20,522,541	431,059	4,906,518
Alex R. Lieblong	20,873,474	80,126	4,906,518
William G. Thompson	20,822,496	131,104	4,906,518
     (2) The Audit Committee’s selection and appointment of the accounting firm of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was ratified with votes cast as follows: 25,782,933 votes for, 72,279 votes against, 4,906 votes abstaining and no broker non-votes.
     (3) The Company’s executive compensation was approved as proposed in the Proxy Statement dated March 14, 2011, under the caption “Advisory (Non-binding) Vote Approving Executive Compensation” with votes cast as follows: 20,694,636 votes for, 69,311 votes against, 189,653 votes abstaining and 4,906,518 broker non-votes.
     Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: April 22, 2011	/s/ Randy Mayor
Randy Mayor
Chief Financial Officer